Exhibit 23.1

Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement Nos. 333-32116, 333-46857, 33-54605, 33-54698 and 333-82686 of Concurrent Computer
Corporation on Form S-8 and Registration Statement Nos. 333-72012, 333-05169, 33-72548 and 333-61172 of Concurrent Computer Corporation on Form S-3 of our report dated August 3, 2001 (September 14, 2001 as to paragraph two of Note 10 and June 5, 2002 as to Note 21), appearing in the Concurrent Computer Corporation Current Report on Form 8-K dated June 7, 2002.



                                               /s/  DELOITTE & TOUCHE LLP

Atlanta, Georgia
June 7, 2002


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